NEWS RELEASE
------------

          FOR IMMEDIATE RELEASE
          ---------------------
          OCTOBER 4, 2000


Contact LAMAR:                                                   Contact BOWLIN:
Keith Istre                                          Michael L. Bowlin, Chairman
Chief Financial Officer                                           (505) 266-5985
(225) 926-1000                                    Rudy R. Miller, Chairman & CEO
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                  (602) 225-0504


              LAMAR ADVERTISING COMPANY SIGNS DEFINITIVE AGREEMENT
                         TO ACQUIRE ALL OF THE STOCK OF
            BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED

BATON ROUGE, LOUISIANA AND ALBUQUERQUE, NEW MEXICO, OCTOBER 4, 2000 -- Kevin P. Reilly, Jr., Chairman, President and Chief Executive Officer of Lamar Advertising Company (NASDAQ: LAMR), and Michael L. Bowlin, Chairman, President and Chief Executive Officer of BOWLIN Outdoor Advertising & Travel Centers Incorporated (AMEX: BWN), jointly announced today that Lamar, a leading owner and operator of outdoor advertising and logo sign displays, entered into a definitive agreement and plan of merger with BOWLIN Outdoor Advertising & Travel Centers Incorporated (BOWLIN). At the effective time of the merger, all of the outstanding shares of BOWLIN will be converted into 725,000 shares of Lamar's Class A common stock. In connection with the merger, Lamar will assume up to $14.5 million in BOWLIN debt. BOWLIN has the right to terminate the merger agreement if the average closing sales price of Lamar's Class A common stock over a 30 trading day period prior to closing is less than $40.00 per share. The merger is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act, shareholder approval and the satisfaction of various other closing conditions.

Mr. Reilly stated, "BOWLIN is a well run company with a great collection of outdoor assets in New Mexico, Texas and Arizona."

Mr. Bowlin added, "We have great respect for Kevin Reilly, his management team and the job they have accomplished in building Lamar into a national leader in the outdoor advertising industry. The merger is a perfect fit for all parties with the stock-for-stock transaction that we believe has tremendous upside potential for our shareholders."

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
Lamar Advertising Company Signs Definitive Agreement to Acquire All of the Stock of BOWLIN Outdoor Advertising & Travel Centers Incorporated
October 4, 2000
Page 2

In connection with the proposed merger, BOWLIN will transfer certain assets not associated with the outdoor advertising operations, including the corporate headquarters building and travel center operations, to a newly formed company, Bowlin Travel Centers, Inc. BOWLIN anticipates registering Bowlin Travel Centers, Inc. as a reporting company under the Securities and Exchange Act of 1934. Immediately prior to the closing of the merger, BOWLIN intends to distribute the stock of Bowlin Travel Centers, Inc. to shareholders of BOWLIN. As a result, Bowlin Travel Centers, Inc. would become an independent public reporting company at the close of the transaction.

Phoenix-based Miller Capital Corporation, a part of The Miller Group, acted as financial advisor to BOWLIN for the transaction. Sanders Morris Harris headquartered in Houston issued the fairness opinion to BOWLIN regarding the merger.

Lamar Advertising Company is a leading outdoor advertising company currently operating 150 outdoor advertising companies in 43 states, logo franchises in 20 states and the province of Ontario, Canada and 31 transit-advertising franchises in nine states.

BOWLIN, as a regional leader in non-metro markets for outdoor advertising displays, provides a full range of service that includes sales, design, production and installation. The Company also operates travel centers strategically located on major interstate highways that utilize co-branding agreements with national companies. The Company's current operations are located in the Southwestern United States.

     CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.